Exhibit 10.4

STOCK OPTION AWARD AGREEMENT

PING IDENTITY CORP. OMNIBUS INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Per Share Purchase Price:  $

Number of Shares Subject to This Option:

Type of Option: [Incentive / Nonstatutory] Stock Option

* * * * *

THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Ping Identity Corp., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Ping Identity Corp. Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Stock Option provided for herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.             Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and conditions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and conditions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement will have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between this Agreement and the Plan, the Plan will control. The authority to manage and control the operation and administration of this Agreement and the Plan is vested in the Committee. The Committee has all powers under this Agreement that it has under the Plan. Any interpretation of this Agreement or the Plan by the Committee and any decision made by the Committee related to the Agreement or the Plan will be final and binding on all Persons.

2.             Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Stock Option (this “Option”) to acquire from the Company at the Per Share Purchase Price specified above, the aggregate number of Shares specified above (the “Option Shares”). Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant has no rights as a Stockholder with respect to any Shares covered by the Option unless and until the Participant has become the holder of record of such Shares, and no adjustments will be made for dividends in cash or other property, distributions, or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.

3.             Tax Matters. [No part of the Option granted hereby is an ISO.] [The Option granted hereunder is an ISO. Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (a) if the Participant disposes of the Option Shares at any time during the two-year period following the date of this Agreement or the one-year period following the date of any exercise of the Option; (b) except in the event of the Participant’s death or Disability, if the Participant is not employed by the Company, a Parent or a Subsidiary at all times during the period beginning on the date of this Agreement and ending on the day that is three months before the date of any exercise of the Option; or (c) to the extent that the aggregate fair market value of the Common Stock subject to “incentive stock options” held by the Participant that become exercisable for the first time in any calendar year (under all plans of the Company, a Parent, or a Subsidiary) exceeds $100,000. For purposes of clause (c) above, the “fair market value” of the Common Stock will be determined as of the Grant Date. To the extent that the Option does not qualify as an “incentive stock option,” it will not affect the validity of the Option and will constitute a separate Nonstatutory Stock Option. In the event that the Participant disposes of the Option Shares within either two years following the Grant Date or one year following the date of exercise of the Option, the Participant must deliver to the Company, within seven days following such disposition, a written notice specifying the date on which such Shares were disposed of, the number of Shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.]

4.             Exercisability and Exercise.

(a)           Exercisability. Subject to Sections 4(b) and 4(c), the Option will become exercisable as follows, provided that the Participant has not incurred a Separation from Service prior to each such exercisability date:

Exercisability Date	Percentage of Option
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%

(b)           [Separation from Service Due to Death or Disability.  In the event of the Participant’s Separation from Service by reason of death or Disability, the portion of the Option that would have become exercisable pursuant to Section 4(a) above in the first twelve months following such Separation from Service will become exercisable as of the Separation from Service.]

(c)           [Separation from Service Without Cause.  In the event of the Participant’s Separation from Service by the Company without Cause, the portion of the Option that would have become exercisable pursuant to Section 4(a) above in the first twelve months following such Separation from Service will become exercisable as of the Separation from Service.]

(d)           Committee Discretion to Accelerate Exercisability. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated exercisability of the Option at any time and for any reason.

(e)           Expiration. Unless earlier terminated in accordance with the Plan or this Agreement, all portions of the Option (whether exercisable or not) will expire and no longer be exercisable on the ten-year anniversary of the Grant Date.

(f)            Forfeiture. Subject to the Committee’s discretion to accelerate vesting hereunder, the Option will be immediately forfeited upon (i) the Participant’s material breach of this Agreement or (ii) the Participant’s failure to meet the tax withholding obligations of Section 9.

5.             Exercise Following Separation from Service. Subject to the terms and conditions of the Plan and this Agreement, the Option, to the extent exercisable at the time of the Participant’s Separation from Service, will remain exercisable as follows:

(a)           Separation from Service Due to Death or Disability. In the event of the Participant’s Separation from Service by reason of death or Disability, the exercisable portion of the Option will remain exercisable until the earlier of (i) one year from the date of such Separation from Service, and (ii) the expiration of the stated term of the Option pursuant to Section 4(e); provided, however, that in the case of a Separation from Service due to Disability, if the Participant dies within such one-year exercise period, any unexercised Option held by the Participant will thereafter be exercisable by the legal representative of the Participant’s estate or the recipient of the unexercised Option by will or by the laws of descent and distribution, to the extent to which it was exercisable at the time of death, for a period of one year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 4(e).

(b)           Separation from Service by the Company Without Cause. In the event of the Participant’s Separation from Service by the Company without Cause, the exercisable portion of the Option will remain exercisable until the earlier of (i) ninety days from the date of such Separation from Service, and (ii) the expiration of the stated term of the Option pursuant to Section 4(e).

(c)           Separation from Service by the Participant. In the event of a Separation from Service by the Participant (other than a Separation from Service described in Section 5(d)), the exercisable portion of the Option will remain exercisable until the earlier of (i) thirty days from the date of such Separation from Service, and (ii) the expiration of the stated term of the Option pursuant to Section 4(e).

(d)           Separation from Service for Cause. In the event of the Participant’s Separation from Service for Cause, the Participant’s entire Option (whether or not exercisable) will terminate and expire upon such Separation from Service. A Separation from Service for Cause also includes a Separation from Service where the Company determines after the Separation from Service that circumstances existing before the Separation from Service would have entitled the Company or an Affiliate to have terminated the Participant’s service for Cause.

(e)           Treatment of Unexercisable Options upon Separation from Service. Any portion of the Option that is not exercisable as of the date of the Participant’s Separation from Service for any reason will terminate and expire as of the date of such Separation from Service.

6.             Method of Exercise and Payment. Subject to Section 9, to the extent that the Option has become exercisable with respect to a number of Shares as provided herein, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Sections 6.4(c) and 6.4(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Per Share Purchase Price specified above multiplied by the number of Option Shares exercised. Any issuance of Option Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

7.             Non-Transferability. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan may not be Transferred by the Participant (or any beneficiary(ies) of the Participant) other than by testamentary disposition by the Participant or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be Transferred to a Family Member for no value, provided that such Transfer will only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such Transfer and the transferee’s acceptance thereof signed by the Participant and the transferee, and provided, further, that the Option may not be subsequently Transferred other than by will or by the laws of descent and distribution or to another Family Member (as permitted by the Committee in its sole discretion) in accordance with the terms and conditions of the Plan and this Agreement, and will remain subject to the terms and conditions of the Plan and this Agreement. Any attempt to Transfer the Option will be null and void and without legal force or effect.

8.             Governing Law. All questions concerning the construction, validity, and interpretation of this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

9.             Withholding of Tax. Regardless of any action the Company may take that is related to any or all income tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items owed by the Participant is and will remain the Participant’s responsibility. The Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items under the award and (b) does not commit to structure the terms or conditions of the award to reduce or eliminate the Participant’s liability for

Tax-Related Items. The Participant will be required to meet any applicable tax withholding obligation in accordance with Section 14.5 of the Plan (or any successor provision). If the Participant fails to do so, the Company may refuse to issue or may reduce the number of Shares otherwise deliverable upon exercise of the Option. The Participant acknowledges that the Participant is relying solely on the Participant’s own advisors regarding the tax consequences of the Option.

10.          Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee will have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company will give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11.          Notices. Any notice hereunder by the Participant must be given to the Company in writing and such notice will be deemed duly given only upon receipt thereof by the Chief Financial Officer of the Company. Any notice hereunder by the Company must be given to the Participant in writing and such notice will be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

12.          No Right to Employment. Any questions as to whether and when there has been a Separation from Service and the cause of such Separation from Service will be determined in the sole discretion of the Committee. Nothing in this Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries, or its Affiliates to terminate the Participant’s employment or service at any time, for any reason, and with or without cause.

13.          Transfer of Personal Data. The Participant authorizes, agrees, and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

14.          Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement will be subject to, and must comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company will not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15.          Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from (or in the alternative to comply with) the applicable requirements of Section 409A and will be limited, construed, and interpreted in accordance with such intent. This section is not a guarantee of any particular tax effect for the Participant’s benefits under this Agreement and the Company does not guarantee that these benefits will satisfy Section 409A or any other provision of the Code.

16.          Binding Agreement; Assignment. This Agreement will inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant may not assign (except in accordance with Section 7) any part of this Agreement without the prior express written consent of the Company.

17.          Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement.

18.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same instrument.

19.          Further Assurances. Each party hereto must do and perform (or cause to be done and performed) all such further acts and must execute and deliver all such other agreements, certificates, instruments, and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20.          Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction will not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder will be enforceable to the fullest extent permitted by law.

21.          Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and will not be considered as part of such salary in the event of severance, redundancy, or resignation.

22.          Acceptance. The Participant will forfeit the Option if the Participant does not execute this Agreement within a period of sixty days from the date that the Participant receives this Agreement (or such other period as the Committee provides).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

PING IDENTITY CORP.

By:

Name:

Title:

PARTICIPANT

Name: